EXHIBIT 10.76

                               CONSENT AND WAIVER


                                 March 27, 2002


VIA FACSIMILE (512) 329-0480 AND US MAIL

Mr. Michael B. Perrine
Travis Boating Center
5000 Plaza on the Lake, Suite. 250
Austin, Texas  78746

         Re:      Equity Transaction with Tracker Marine Corporation

Dear Mike:

         I have been retained by Hibernia National Bank to respond to your February 18, 2002, correspondence to Justin DeKeyzer of Hibernia regarding the proposed referenced transaction wherein Tracker would obtain approximately 40% of the issued outstanding common stock of Travis Boats (the "Equity Transaction"). In anticipation of your entering into and performing your obligations pursuant to the terms of the Equity Transaction, you have requested that Hibernia consent to the Equity Transaction and waive the default created by this significant transfer of the ownership of Travis.

         Based  upon  the   representations   contained  in  the  February  18th
correspondence to Justin, Hibernia does hereby (i) waive the Event of Default, and its effect on the entire household of loans which Hibernia has extended to Travis, that would otherwise occur as a result of the Equity Transaction; and
(ii) consent to Travis Boats entering into the Equity Transaction, and prepaying in full on approximately June 10, 2002 all outstanding principal plus accrued interest on Travis Boats' Convertible Subordinated Promissory Note with Brunswick Corporation, a Delaware corporation, dated December 14, 2001. As this waiver is based upon the specific representations contained in that correspondence, should the details of the transaction change in any material way prior to its conclusion, Hibernia reserves the right to withdraw this waiver and reevaluate the situation.

         This waiver shall not act to limit the rights of Hibernia under any of the various loan documents with Travis with respect to any other Events of Default that may now exist, or that may occur in the future.

                                  Respectfully,

                                  Kizer, Hood & Morgan, L.L.P.


                                      J. Donald Morgan
JDM/tca
cc:  Hibernia National Bank
         Justin DeKeyzer
         Tommy Chiasson